Exhibit 10.2

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of November 6, 2014, is by and between WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender and collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Lender”), and U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent (with its successors and assigns, and as more specifically defined below, the “Noteholder Agent”), for the Indenture Secured Parties (as defined below).

WHEREAS, SAExploration, Inc., a Delaware corporation (the “Borrower”) and SAExploration Holdings, Inc., a Delaware corporation (“Holdings”), certain subsidiaries of Holdings, as Guarantors, and the ABL Lender are parties to that certain Credit and Security Agreement dated as of November 6, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), pursuant to which, among other things, the ABL Lender has agreed to make loans and extend other financial accommodations to the Borrower, which loans and financial accommodations are guaranteed by the other Loan Parties (as defined below);

WHEREAS, Holdings, certain subsidiaries of Holdings (including the Borrower), as Guarantors, and the Noteholder Agent are parties to that certain Indenture dated as of July 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which, among other things, Holdings issued secured notes in the aggregate principal amount of $150,000,000 (the “Notes”), which Notes are guaranteed by certain Subsidiaries of Holdings;

WHEREAS, the Loan Parties have granted to the ABL Lender security interests in the ABL Collateral (as defined below) as security for payment and performance of the ABL Obligations (as defined below); and

WHEREAS, the Loan Parties have granted to the Noteholder Agent security interests in the Notes Collateral (as defined below) as security for payment and performance of the Indenture Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1           UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records and Supporting Obligations.

1.2.          Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Agreement” means the collective reference to (a) the ABL Credit Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the ABL Credit Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is obtained, granted or purported to be granted at any time to the ABL Lender as security for any ABL Obligation, excluding, in each case, Excluded Property other than Pledgor Foreign Property and ABL Lender Permitted Collateral.

“ABL Credit Agreement” has the meaning set forth in the recitals above.

“ABL DIP Financing” has the meaning set forth in Section 5.2(a).

“ABL Documents” means the ABL Credit Agreement, each ABL Security Document, each ABL Guarantee and each other ABL Loan Document.

“ABL Guarantee” means any Guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lender” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Lender shall be the Person identified as such in such agreement.

“ABL Lender Cash Collateral” means cash collateral of the type described in subsection (6) of the definition of Excluded Property that is pledged or delivered to ABL Lender for Hedge Obligations and letters of credit issued by ABL Lender securing, in the case of letters of credit, an amount not to exceed 105% of the face amount of cash collateralized letters of credit issued upon the application of Borrower and, in the case of Hedging Obligations, not to exceed the amount of such Hedging Obligations.

“ABL Lender Permitted Collateral” has the meaning set forth in the definition of Excluded Property.

“ABL Lien” means any Lien created by or pursuant to the ABL Security Documents.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Credit Agreement.

“ABL Obligations” means (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Lender, (b) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding, and (d) all other “Obligations” as defined under the ABL Credit Agreement, including, without limitation, Banking Services Obligations and Hedging Obligations. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Indenture Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Lender and the Indenture Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Cap” means the amount of $30,000,000, plus fees, costs, and interest thereon, plus Hedging Obligations relating to the ABL Obligations not to exceed $5,000,000, plus Indebtedness at any time owing to ABL Lender on account of an ABL DIP Financing in a principal amount not to exceed $5,000,000.

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations and in the case of any sale of ABL Priority Collateral, any Excess ABL Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), (d) any other conditions to termination of the ABL Credit Agreement and ABL Priority Liens set forth in Sectiuon 2.10 of the ABL Credit Agreement have been satisfied, and (e) so long as the Indenture Obligations Payment Date shall not have occurred, the ABL Lender has delivered a written notice to the Noteholder Agent stating that the events described in clauses (a), (b), (c) and (d), have occurred to the satisfaction of the ABL Lender.

“ABL Post-Petition Assets” has the meaning set forth in Section 5.2(b).

“ABL Priority Collateral” means all Collateral consisting of the following:

(1)         Accounts, payment intangibles, and all other receivables;

(2)         Equipment and documents therefor;

(3)         Investment Property, excluding any Equity Interests in (i) any Loan Party or (ii) any direct Subsidiary of a Loan Party;

(4)         all Deposit Accounts with any bank or other financial institution, commodity accounts, collection accounts, and securities accounts (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);

(5)         [Reserved]

(6)         Letter of Credit Rights, Supporting Obligations and Commercial Tort Claims with respect to any of the assets identified in clauses (1) through (4) and letters of credit transferred to the ABL Lender;

(7)         all contracts, contract rights, Inventory, General Intangibles, documents, Chattel Paper (whether tangible or electronic), drafts and acceptances, payment intangibles and instruments, in each case, in connection with, used in, acquired for, or necessary to the realization on any of the assets identified in clauses (1) through (6); excluding intercompany notes by or among the Loan Parties and their respective Subsidiaries;

(8)         all books and records relating to the items referred to in clauses (1) through (7); and

(9)         all collateral security and guarantees with respect to any of the foregoing and, subject to the terms of this Agreement, all proceeds, products, substitutions, replacements, accessions, cash, money, insurance proceeds, instruments, securities, security entitlements, financial assets and deposit accounts received as proceeds of any of the foregoing and any other “proceeds” of the above as such are set forth in the ABL Loan Documents;

provided that (i) any Collateral, regardless of type, received in exchange for ABL Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the ABL Agreement and this Agreement shall be treated as ABL Priority Collateral under this Agreement, the Indenture Security Documents and the ABL Security Documents; (ii) any Collateral regardless of type, if received in exchange for Notes Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Indenture and this Agreement, shall be treated as Notes Priority Collateral under this Agreement, the Indenture Security Documents and the ABL Security Documents.

“ABL Priority Liens” means, with respect to the ABL Priority Collateral, all Liens securing the ABL Obligations.

“ABL Security Documents” means any and all agreements securing satisfaction of the ABL Obligations, including the ABL Credit Agreement, those certain Deposit Account Control Agreements between the ABL Lender, the Noteholder Agent, the Borrower, and certain other Loan Parties, that certain Preferred Ship Mortgage of even date herewith, executed by SAExploration Seismic Services (US), LLC in favor of the ABL Lender, and any other ABL Loan Documents under which a security interest is granted to the ABL Lender.

“Access Period” means, with respect to each Mortgaged Real Estate Asset, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the fifth Business Day after the ABL Lender provides the Noteholder Agent with the notice of its election to request access to such Mortgaged Real Estate Asset pursuant to Section 3.4(c) and (b) the fifth Business Day after the Noteholder Agent provides the ABL Lender with notice that the Noteholder Agent (or its agent) has obtained possession or control of such Mortgaged Real Estate Asset, and ends on the earliest of (i) the day which is 180 days after the date (the “Initial Access Date”) on which the ABL Lender receives or gives the notice described above and takes physical possession of, removes or otherwise controls physical access to, or actually uses, such Mortgaged Real Estate Asset plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to any ABL Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral is removed from such Mortgaged Real Estate Asset, (iii) the ABL Obligations Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.

“Additional ABL Agreement” means any agreement approved for designation as such by the ABL Lender and the Noteholder Agent.

“Additional Debt” has the meaning set forth in Section 10.5(b).

“Additional Indenture Agreement” means any agreement approved for designation as such by the ABL Lender and the Noteholder Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided that beneficial ownership of 20% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Banking Services Obligations” means with respect to any Loan Party, any obligations of such Loan Party owed to ABL Lender (or any of its affiliates) in respect of Cash Management Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board of Directors” means:

(1)         with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)         with respect to a partnership, the board of directors of a direct or indirect general partner of the partnership;

(3)         with respect to a limited liability company, the direct or indirect managing member or members or any controlling committee of managing members thereof; and

(4)         with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the recitals above.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such entity, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) in the case of any other entity, any other interests or participations that confer on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity, but excluding for each of (a) through (d) any debt securities convertible or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Class”, when used in reference to (a) any Secured Obligations, refers to whether such Secured Obligations are the ABL Obligations or the Indenture Obligations, (b) any Representative, refers to whether such Representative is the ABL Lender or the Noteholder Agent, (c) any Secured Parties, refers to whether such Secured Parties are the Indenture Secured Parties or the ABL Lender and/or (d) any Loan Documents, refers to whether such Loan Documents are the ABL Documents or the Indenture Documents.

“Collateral” means, collectively, all ABL Collateral and all Notes Collateral.

“Common Collateral” means all Collateral that constitutes both ABL Collateral and Notes Collateral.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the same Loan Party, as applicable.

“Discharge of ABL Obligations”, as used in (and for purposes of) any of the Indenture Documents, means the ABL Obligations Payment Date.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Enforcement Action” means, with respect to the ABL Obligations or the Indenture Obligations, the exercise of any default rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of such rights and remedies with respect to Common Collateral under, as applicable, the ABL Documents or the Indenture Documents, or applicable law, and the exercise of any default rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Equity Interests” mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), joint venture interests, or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Excess ABL Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the ABL Documents and the undrawn amount of outstanding letters of credit issued thereunder that is in excess of the ABL Obligations Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and letters of credit described in clause (a) of this definition.

“Excluded Accounts” means, as to any Loan Party, all Deposit Accounts used solely for (i) payroll and/or accrued employee benefits, or (ii) employee benefit plans.

“Excluded Property” means:

(1)         all of any Loan Party’s right, title, and interest in any leasehold or other non fee simple interest in any real property (whether leased or otherwise held on the date hereof or leased or otherwise acquired after the date hereof);

(2)         any permit or lease or license or any contractual obligation entered into by any Loan Party that (a) prohibits or requires the consent of any Person other than Holdings or any of its Affiliates as a condition to the creation by any Loan Party of a Lien on any right, title or interest in such permit, lease, license or contractual agreement or any Equity Interests or equivalent related thereto, or (b) to the extent that any Legal Requirement applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (a) and (b), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Legal Requirement;

(3)         all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(4)         fixed or capital assets owned by any Loan Party that are subject to a purchase money Lien or a capital lease, if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than Holdings or any of its Affiliates as a condition to the creation of any other Lien on such equipment;

(5)         motor vehicles subject to certificates of title (except to the extent perfection can be obtained by the filing of UCC financing statements);

(6)         cash collateral for letters of credit or Hedging Obligations permitted by clauses (1), (9), and (11) of Section 4.08(b) of the Indenture securing, in the case of letters of credit, an amount not to exceed the face amount of cash collateralized letters of credit for the benefit of any of the Loan Parties and, in the case of Hedging Obligations, not to exceed the amount of such Hedging Obligations;

(7)         (a) the Equity Interests in the Kuukpik Joint Venture, (b) any interest in any Equity Interests that is not directly owned by any Loan Party, and (c) any interest in any Equity Interests of any other joint venture, partnership, or other entity that was or is existing (i) on the Issue Date hereof, or (ii) from and after the Issue Date if such joint venture, partnership, or other entity is not a Subsidiary of a Loan Party, in each case if and for so long as the grant of a Lien with respect thereto is not permitted by the other partner, joint venture or joint venture partner, as applicable, and the applicable Loan Party has used commercially reasonable efforts to obtain the right to grant a lien in such joint venture, partnership or other entity;

(8)         Equity Interests in excess of 65% of all outstanding voting Equity Interests of any Foreign Subsidiary;

(9)         any ABL Priority Collateral that has been released in accordance with the ABL Security Documents and this Agreement;

(10)        any Notes Priority Collateral that has been released in accordance with the Indenture, the Indenture Security Documents and this Agreement;

(11)        the Excluded Accounts;

(12)        any property or assets owned at any time or from time to time by any Foreign Subsidiary; and

(13)        any asset or property (a) with a Fair Market Value of less than $20.0 million, or (b) constituting Equity Interests in a Foreign Subsidiary, in each case as to which the Board of Directors determines in good faith that the costs of obtaining or perfecting such a security interest are excessive in relation to the practical benefit to the Secured Parties of the security afforded thereby (based on the Fair Market Value of such asset or property) (it being understood that such determination in respect of assets described in clauses (a) and (b) shall only apply with respect to actions required to create or perfect a security interest in the Collateral under the laws of any non-U.S. jurisdiction);

provided, that notwithstanding anything to the contrary contained in clauses (1) through (13) above to the contrary, (a) Excluded Property shall not include any Proceeds of Property described in clauses (1) through (13) above (unless such proceeds are also described in such clauses), and (b) subject to the provisions of this Agreement, no property or assets that are subject to a Lien securing obligations owed any Secured Party shall constitute Excluded Property so long as such Lien remains in effect; provided, further, that at such time as any of the foregoing Property no longer constitutes Excluded Property, such Property shall immediately constitute Collateral and a Lien on and security interest in and to all of the right, title and interest of the applicable Loan Party in, to, and under such Property shall immediately attach thereto.

For the purposes of clarity, and notwithstanding anything to the contrary herein, the parties acknowledge the following with respect to Excluded Property (collectively, the “ABL Lender Permitted Collateral”): (a) under certain circumstances set forth in the ABL Documents the ABL Lender may require the Loan Parties to grant and perfect Liens against certain motor vehicles that are subject to certificates of title as described in clause (5) above; (b) ABL Lender Cash Collateral may be pledged by a Loan Party to secure letters of credit and hedging obligations with the ABL Lender so long as the cash collateral is limited to the amounts specified in the definition of ABL Lender Cash Collateral, notwithstanding clause (6) above; (c) to the extent the ABL Lender is the depository bank for a Loan Party, Excluded Accounts described in clause (11) above will be subject to the security interest and setoff rights granted to the ABL Lender in Deposit Accounts and subject to the terms of any applicable account agreement and depository account control agreement; and (d) Pledgor Foreign Property described in clause (13) above constitutes Excluded Property only to the extent specific actions are required to create or perfect a security interest in such Collateral under the laws of any non-U.S. jurisdiction. Pursuant to the terms of Section 2.4(b), the ABL Lender is deemed to hold for the benefit of the Noteholder Agent (subject to the Lien Priority hereof) any such Liens granted with respect to (i) motor vehicles subject to certificates of title, (ii) ABL Lender Cash Collateral for any letter of credit to the extent the cash collateral exceeds the face amount of the letter of credit (subject to the terms of any applicable deposit account control agreement), and (iii) Excluded Accounts.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Chief Financial Officer or Board of Directors of Holdings (unless otherwise provided in the Indenture).

“Foreign Equity” means Equity Interests in any Foreign Subsidiary that are owned by any Loan Party.

“Foreign Subsidiary” means any Restricted Subsidiary of Holdings that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by such other entity as may have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” mean, with respect to any specified Person, the obligations of such Person under:

(1)         interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, and interest rate collar agreements;

(2)         other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)         other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holdings” has the meaning set forth in the recitals above.

“Impairment” has the meaning set forth in Section 2.7.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)         in respect of borrowed money;

(2)         evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)         in respect of banker’s acceptances;

(4)         representing Capital Lease Obligations;

(5)         representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or

(6)         representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the ABL Documents or the Indenture Documents as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” has the meaning set forth in the recitals above.

“Indenture Agreement” means the collective reference to (a) the Indenture; (b) any Additional Indenture Agreement; (c) any agreement under which Notes are sold or issued pursuant to the terms of the Indenture or any Supplemental Indenture relating to Additional Notes, if any, including, without limitation, that certain Purchase Agreement, dated as of June 25, 2014 by and between Holdings, Jeffreries LLC and certain subsidiaries of Holdings, as guarantors; and (d) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under or issued pursuant to the Indenture, any Additional Indenture Agreement or any other agreement or instrument referred to in this clause (d) unless such agreement or instrument expressly provides that it is not intended to be and is not an Indenture Agreement hereunder (a “Replacement Indenture Agreement”). Any reference to the Indenture Agreement hereunder shall be deemed a reference to any Indenture Agreement then extant.

“Indenture Documents” means the Indenture Agreement, each Indenture Security Document and each Indenture Guarantee.

“Indenture Guarantee” means any Guarantee by any Loan Party of any or all of the Indenture Obligations.

“Indenture Lien” means any Lien created by or pursuant to the Indenture Security Documents.

“Indenture Obligations” means (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness issued under the Indenture Agreement or any Notes DIP Financing by the Indenture Secured Parties, and (b) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Indenture Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Indenture Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, the ABL Lender, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Lender and the Indenture Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Indenture Obligations Payment Date” means the first date on which (a) the Indenture Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Indenture Documents have been terminated, and (c) so long as the ABL Obligations Payment Date shall not have occurred, the Noteholder Agent has delivered a written notice to the ABL Lender stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Indenture Secured Parties.

“Indenture Secured Parties” means the Noteholder Agent and the Noteholders.

“Indenture Security Documents” means any and all agreements securing satisfaction of the Indenture Obligations, including, without limitation, that certain Security Agreement, dated as of July 2, 2014 by and between the Borrower and the other Loan Parties, as co-Pledgors, and the Noteholder Agent, that certain Trademark Security Agreement, dated as of July 2, 2014 by and between the Borrower and the other Loan Parties, as co-Pledgors, and the Noteholder Agent, those certain Deposit Account Control Agreements of even date herewith between the ABL Lender, the Noteholder Agent, the Borrower, and certain other Loan Parties, and that certain Preferred Ship Mortgage of even date herewith, executed by SAExploration Seismic Services (US), LLC in favor of the Noteholder Agent.

“Insolvency Proceeding” means with respect to any Person, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to material portion of its assets; (c) any composition of liabilities or similar arrangement relating to such Person, whether or not under a court’s jurisdiction or supervision; (d) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or (e) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Intervening Creditor” has the meaning set forth in Section 2.7.

“Intervening Lien” has the meaning set forth in Section 2.7.

“Issue Date” means July 2, 2014.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Junior Collateral” means with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” means (a) with respect to any ABL Priority Collateral, all Liens securing the Indenture Obligations and (b) with respect to any Notes Priority Collateral, all Liens securing the ABL Obligations.

“Junior Obligations” means (a) with respect to any ABL Priority Collateral, all Indenture Obligations and (b) with respect to any Notes Priority Collateral, all ABL Obligations.

“Junior Representative” means (a) with respect to any ABL Obligations or any ABL Priority Collateral, the Noteholder Agent and (b) with respect to any Indenture Obligations or any Notes Priority Collateral, the ABL Lender.

“Junior Secured Parties” means (a) with respect to the ABL Priority Collateral, all Indenture Secured Parties and (b) with respect to the Notes Priority Collateral, the ABL Lender.

“Junior Security Documents” means with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Kuukpik Joint Venture” means Kuukpik/SAExploration, LLC, an Alaska limited liability company and a joint venture between the Borrower and Kuukpik Corporation.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any governmental treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Lien Priority” means with respect to any Lien of the ABL Lender or the Noteholder Agent in the Common Collateral, the order of priority of such Lien specified in Section 2.1.

“Loan Documents” shall mean, collectively, the ABL Documents and the Indenture Documents.

“Loan Party” means Holdings, the Borrower and each Subsidiary of Holdings that is now or hereafter becomes a party to any ABL Document or Indenture Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Mortgaged Real Estate Asset” means a real estate asset subject to a mortgage in favor of the Noteholder Agent.

“Mortgages” has the meaning specified in Section 2.6(a).

“Non-Recourse Debt” means Indebtedness:

(1)         as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;

(2)         no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time, or both, any holder of any other Indebtedness of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)         as to which the lenders will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries (other than Equity Interests of an Unrestricted Subsidiary).

“Note Post-Petition Assets” has the meaning set forth in Section 5.2(a).

“Noteholder Agent” has the meaning set forth in the recitals above.

“Noteholders” means the holders of the Notes.

“Notes” has the meaning set forth in the recitals above.

“Notes Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is granted or purported to be granted to any Indenture Secured Party as security for any Indenture Obligation, excluding, in each case, Excluded Property, other than Pledgor Foreign Property.

“Notes DIP Financing” has the meaning set forth in Section 5.2(b).

“Notes Priority Collateral” means all Notes Collateral other than ABL Priority Collateral; provided that (i) any Collateral, regardless of type, received in exchange for Notes Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Indenture Agreement and this Agreement shall be treated as Notes Priority Collateral under this Agreement, the Indenture Security Documents and the ABL Security Documents; (ii) any Collateral of the type that constitutes Notes Priority Collateral, if received in exchange for ABL Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the ABL Agreement and this Agreement, shall be treated as ABL Priority Collateral under this Agreement, the Indenture Security Documents and the ABL Security Documents; and (iii) Notes Priority Collateral shall exclude, however, all ABL Priority Collateral (other than ABL Priority Collateral which is treated as Notes Priority Collateral as set forth in clause (i) above), it being understood and agreed that the Indenture Secured Parties remain entitled to the benefit of their second priority Lien in any such Collateral.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledgor Foreign Property” means any asset or property of the nature described in clause (13) of the definition of Excluded Property.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Priority Collateral” means the ABL Priority Collateral or the Notes Priority Collateral.

“Proceeds” means (a)(i) when used with respect to the ABL Priority Collateral, all “proceeds,” as defined in Article 9 of the Uniform Commercial Code (including, without limitation, insurance proceeds payable on account of ABL Priority Collateral), with respect to the ABL Priority Collateral, and amounts recovered under any business interruption insurance, (ii) when used with respect to the Notes Priority Collateral, all “proceeds,” as defined in Article 9 of the Uniform Commercial Code (including, without limitation, insurance proceeds on Notes Priority Collateral but excluding any business interruption insurance), with respect to the Notes Priority Collateral, and (iii) when used with respect to the Common Collateral, all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral and (b) whatever is recoverable or recovered when any ABL Priority Collateral, Notes Priority Collateral or Common Collateral, as applicable, is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” means any right, title, or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any other Person owned by the Person in question and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by any Loan Party in any real property.

“Recovery” has the meaning set forth in Section 5.5.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”

“Replacement Indenture Agreement” has the meaning set forth in the definition of “Indenture Agreement.”

“Representative” means each of the ABL Lender and the Noteholder Agent.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Retained Interest” has the meaning set forth in Section 7.5.

“Secured Obligations” means the ABL Obligations and the Indenture Obligations.

“Secured Parties” means the ABL Lender and the Indenture Secured Parties.

“Security Documents” means, collectively, the ABL Security Documents and the Indenture Security Documents.

“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” means (a) with respect to the ABL Priority Collateral, all Liens securing the ABL Obligations and (b) with respect to the Notes Priority Collateral, all Liens securing the Indenture Obligations.

“Senior Obligations” means (a) with respect to any ABL Priority Collateral, all ABL Obligations and (b) with respect to any Notes Priority Collateral, all Indenture Obligations.

“Senior Obligations Payment Date” means (a) with respect to ABL Obligations, the ABL Obligations Payment Date and (b) with respect to any Indenture Obligations, the Indenture Obligations Payment Date.

“Senior Representative” means (a) with respect to any ABL Priority Collateral, the ABL Lender and (b) with respect to any Notes Priority Collateral, the Noteholder Agent.

“Senior Secured Parties” means (a) with respect to the ABL Priority Collateral, the ABL Lender and (b) with respect to the Notes Priority Collateral, the Indenture Secured Parties.

“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Stated Maturity” means, with respect to any installment of interest or principal of any Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)         any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers, trustees or similar persons of the corporation, association, or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)         any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or controlling managing member or otherwise controls such entity.

“Triggering Event” means (i) the acceleration of the ABL Obligations prior to maturity, (ii) the termination of the ABL Lender’s commitment to make advances under the ABL Documents, by written notice, (iii) the exercise of any Enforcement Action, (iv) any default in any scheduled payment of principal, premium, if any, interest or fees under the Indenture Agreement or under the ABL Credit Agreement that remains uncured or unwaived for a period of 30 consecutive days, or (v) the commencement of an Insolvency Proceeding.

“Unasserted Contingent Obligations” means, at any time, ABL Obligations or Indenture Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Indenture Obligation, as applicable, and (b) with respect to ABL Obligations, contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations or Indenture Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of Holdings that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)         has no Indebtedness other than Non-Recourse Debt;

(2)         except as permitted under the terms of the Indenture, is not party to any agreement, contract, arrangement, or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement, or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings;

(3)         is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Equity Interests, or (b) maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)         has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.3           Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priority.

2.1           Lien Subordination. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law (including the Bankruptcy Code), any Loan Document, any alleged or actual defect or deficiency in any of the foregoing, any failure to attach or (if required under any Loan Document) perfect any Lien created under any Loan Document or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a)          any Senior Lien in respect of such Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b)          any Junior Lien in respect of such Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2           Prohibition on Contesting Liens. In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a)          contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b)          demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3           Nature of Obligations. The Noteholder Agent on behalf of itself and the other Indenture Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, subject to the limitations on Indebtedness contained in Section 4.08 of the Indenture, in each event, without notice to or consent by the Indenture Secured Parties and without affecting the provisions hereof. The ABL Lender acknowledges that the Indenture Obligations may be replaced or refinanced, and Additional Notes and/or Exchange Notes (as such terms are defined in the Indenture) may be issued under the Indenture, without notice to or consent by the ABL Lender and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, re-borrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Indenture Obligations, or any portion thereof.

2.4           No New Liens.

(a)          Until the ABL Obligations Payment Date, no Indenture Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Indenture Obligation which assets are not also subject to the Lien of the ABL Lender under the ABL Documents, subject to the Lien Priority set forth herein. If any Indenture Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Indenture Obligation which assets are not also subject to the Lien of the ABL Lender under the ABL Documents, subject to the Lien Priority set forth herein, then the Noteholder Agent (or the relevant Indenture Secured Party) shall, without the need for any further consent of any other Indenture Secured Party and notwithstanding anything to the contrary in any other Indenture Document be deemed to also hold and have held such lien for the benefit of the ABL Lender as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Lender in writing of the existence of such Lien.

(b)          Until the Indenture Obligations Payment Date, the ABL Lender shall not acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Noteholder Agent under the Indenture Documents, subject to the Lien Priority set forth herein; provided, however, the ABL Lender may hold Liens on ABL Lender Cash Collateral notwithstanding Noteholder Agent’s lack of a Lien thereon. If the ABL Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Noteholder Agent under the Indenture Documents, subject to the Lien Priority set forth herein, then the ABL Lender shall, notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of the Noteholder Agent as security for the Indenture Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Noteholder Agent in writing of the existence of such Lien.

2.5           Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Indenture Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Indenture Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Lender and the Indenture Secured Parties in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Lender and the Indenture Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Indenture Obligation claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Lender or the Indenture Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Priority Collateral for each of the ABL Lender and the Indenture Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6           Agreements Regarding Actions to Perfect Liens.

(a)          The ABL Lender agrees that all mortgages, deeds of trust, deeds and similar instruments (collectively, “Mortgages”) now or thereafter filed against any Real Estate Asset in favor of or for the benefit of the ABL Lender shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to U.S. BANK NATIONAL ASSOCIATION, as Noteholder Agent, in accordance with the provisions of the Intercreditor Agreement dated as of November 6, 2014, as amended from time to time.”

(b)          Each of the ABL Lender and the Noteholder Agent hereby acknowledge that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the ABL Security Documents or the Indenture Security Documents, as applicable, such possession or control is also for the benefit of the Noteholder Agent and the other Indenture Secured Parties or the ABL Lender, as applicable, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Lender or the Noteholder Agent (or any third party acting on either such Person's behalf) with respect to such Common Collateral or provide the Noteholder Agent, any other Indenture Secured Party or the ABL Lender, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the ABL Security Documents and the Indenture Security Documents, as applicable, provided that subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Indenture Obligations Payment Date shall not have occurred), the ABL Lender shall (i) deliver to the Noteholder Agent, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Indenture Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; and provided, further, that subsequent to the occurrence of the Indenture Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Noteholder Agent shall (i) deliver to the ABL Lender, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Lender and the Indenture Secured Parties and shall not impose on the ABL Lender or the Indenture Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.7           Impairments. It is the intention of the parties hereto that the Secured Parties of each Class (and not the Secured Parties of the other Class) bear the risk of (a) any determination by a court of competent jurisdiction that (i) any Secured Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations (other than to any Secured Obligations of the other Class), (ii) any Secured Obligations of such Class do not have a valid and perfected Lien on any of the Collateral securing any Secured Obligations of the other Class or (iii) any Person (other than any Representative or any Secured Party) has a Lien on any Common Collateral that is senior in priority to the Lien on such Common Collateral securing any Secured Obligations of such Class, but junior to the Lien on such Common Collateral securing any Secured Obligations of the other Class (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) and (b) the existence of any Collateral securing Secured Obligations of the other Class that does not constitute Common Collateral with respect to any Secured Obligations of such Class (any condition referred to in clause (a) or (b) with respect to the Secured Obligations of such Class being referred to as an “Impairment” of such Class); provided that the existence of any limitation on the maximum claim that may be made against any real property subject to a mortgage that applies to Secured Obligations of both Classes shall not be deemed to be an Impairment of Obligations of either Class. In the event an Impairment exists with respect to the Secured Obligations of a Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class, and the rights of the Secured Parties of such Class (including the right to receive distributions in respect of the Secured Obligations of such Class pursuant to the Loan Documents of such Class and in accordance herewith) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event the Secured Obligations of a Class shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Common Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Common Collateral or Proceeds to be distributed in respect of the Secured Obligations of such Class. In addition, in the event the Secured Obligations of a Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of, or order granted pursuant to, any other bankruptcy law), any reference to the Secured Obligations of such Class or the Loan Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 3. Enforcement Rights.

3.1           Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party; provided, however, the Senior Secured Party shall use its best efforts to provide the Junior Secured Party with copies of any written notice of (i) acceleration, (ii) payment default, or (iii) an Enforcement Action, within five (5) business days of providing such notice to any Loan Party.

3.2           Junior Representative Standstill and Waivers. Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, or upon the Senior Secured Parties’ advance written consent, but subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(c) they have no right to (i) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral, or (ii) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(e) they will not commence judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(f) they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

3.3           Judgment Creditors. In the event that any Indenture Secured Party becomes a judgment lien creditor in respect of any Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens in favor of such Indenture Secured Party with respect to such Common Collateral are subject to the terms of this Agreement. In the event that the ABL Lender becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Indenture Liens and the Indenture Obligations) to the same extent as all other Liens in favor of the ABL Lender in respect of such Common Collateral are subject to the terms of this Agreement.

3.4           Cooperation; Sharing of Information and Access.

(a)          The Noteholder Agent, on behalf of itself and the other Indenture Secured Parties, agrees that each of them shall take such actions as the ABL Lender shall reasonably request in connection with the exercise by the ABL Lender of its rights set forth herein in respect of the ABL Priority Collateral. The ABL Lender agrees that it shall take such actions as the Noteholder Agent shall reasonably request in connection with the exercise by the Indenture Secured Parties of their rights set forth herein in respect of the Notes Priority Collateral.

(b)          In the event that the ABL Lender shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Lender shall promptly notify the Noteholder Agent of such fact and, upon request from the Noteholder Agent and as promptly as practicable thereafter, either make available to the Noteholder Agent such books and Records for inspection and duplication or provide to the Noteholder Agent copies thereof. In the event that the Noteholder Agent shall, in the exercise of its rights under the Indenture Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Noteholder Agent shall promptly notify the ABL Lender of such fact and, upon request from the ABL Lender and as promptly as practicable thereafter, either make available to the ABL Lender such books and records for inspection and duplication or provide the ABL Lender copies thereof.

(c)          If the Noteholder Agent, or any agent or representative of the Noteholder Agent, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any Mortgaged Real Estate Asset, the Noteholder Agent shall promptly notify the ABL Lender in writing of that fact, and the ABL Lender shall, within 10 Business Days thereafter, notify the Noteholder Agent in writing as to whether the ABL Lender desires to exercise access rights under this Agreement. Upon delivery of such notice by the ABL Lender to the Noteholder Agent, the parties shall confer in good faith to coordinate with respect to the ABL Lender’s exercise of such access rights, with such access rights to apply to any parcel or item of a Mortgaged Real Estate Asset, access to which is reasonably necessary to enable the ABL Lender during normal business hours to realize upon the ABL Priority Collateral. Access rights will apply to differing Mortgaged Real Estate Assets at differing times, in which case, a differing Access Period will apply to each such Mortgaged Real Estate Asset of which the Noteholder Agent has possession or physical control. During any pertinent Access Period, the ABL Lender and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item of a Mortgaged Real Estate Asset for the purposes described above. The ABL Lender and the Noteholder Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other. Consistent with the definition of the term “Access Period”, if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Lender from exercising any of its rights hereunder, then the Access Period granted to the ABL Lender under this Section 3.4 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4.

3.5           No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if the ABL Lender or any Indenture Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by the ABL Lender or any Indenture Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against the ABL Lender or any Indenture Secured Party.

3.6           Actions Upon Breach.

(a)          If the ABL Lender or any Indenture Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the ABL Lender or the Noteholder Agent, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and the ABL Lender or any Indenture Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)          Should the ABL Lender or any Indenture Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the ABL Lender or any Indenture Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against the ABL Lender or such Indenture Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the ABL Lender and the Noteholder Agent on behalf of each Indenture Secured Party that (i) the ABL Lender’s or Indenture Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Indenture Secured Party or the ABL Lender, as applicable, waives any defense that the Loan Parties and/or the Indenture Secured Parties and/or the ABL Lender, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7           Rights as Unsecured Creditors. The Secured Parties may, in accordance with the terms of the Loan Documents and applicable law, enforce rights and exercise remedies against the Loan Parties as unsecured creditors; provided that no such action is otherwise expressly or impliedly inconsistent with the terms of this Agreement.

3.8           Other Rights. For the avoidance of doubt, the Secured Parties shall be entitled to (a) take any action (not adverse to the priority status of the Liens on the Collateral, or the rights of the other Secured Parties or any of the holders of ABL Obligations or Notes Obligations to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its Lien on and rights in, and the perfection and priority of its Lien on, any of the Collateral, (b) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law and, subject to the restrictions set forth herein, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Collateral, and (c) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to their respective Senior Obligations and the Collateral.

SECTION 4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1           Application of Proceeds.

(a)          Application of Proceeds of Senior Collateral. The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral shall be applied, first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action, second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date, third, to the payment of the Junior Obligations in accordance with the terms thereof, fourth, to the payment in full in cash of the Excess ABL Obligations in accordance with the ABL Documents, and fifth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)          Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c)          Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2           Releases of Liens. Upon any release, sale or disposition of Senior Collateral permitted (or consented to) pursuant to the terms of the Senior Documents and this Agreement that results in the release of the Senior Lien on any Senior Collateral (including any sale or other disposition pursuant to any Enforcement Action) (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral (excluding any portion of the proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person. The Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2. The Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3           [Reserved]

4.4           Insurance.

(a)          Until the ABL Obligations Payment Date and subject to the terms of, and the rights of the Loan Parties under, the ABL Documents, the ABL Lender shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss or claim thereunder, the sole and exclusive right to adjust settlement of any business interruption insurance, and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral. Until the ABL Obligations Payment Date, (i) all Proceeds of any such policies and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Documents shall be paid to the ABL Lender pursuant to the terms of the ABL Documents (including, without limitation, for purposes of cash collateralization of Letters of Credit) and thereafter, following the ABL Obligations Payment Date, and subject to the rights of the Loan Parties under the Indenture Security Documents, in full to the Noteholder Agent for the benefit of the Noteholders until the Indenture Obligations Payment Date, and then to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct, and (ii) if Noteholder Agent or any Noteholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Lender in accordance with the terms of Section 4.1.

(b)          Until the Indenture Obligations Payment Date, subject to the terms of, and the rights of the Loan Parties under, the Indenture Documents, the Noteholder Agent, on behalf of the Noteholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Notes Priority Collateral. Until the Indenture Obligations Payment Date, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the Indenture Documents shall be paid to the Noteholder Agent for the benefit of the Noteholders pursuant to the terms of the Indenture Documents and thereafter, following the Indenture Obligations Payment Date, and subject to the rights of the Loan Parties under the ABL Security Documents, in full to the ABL Lender to the extent required under the ABL Security Documents, until the ABL Obligations Payment Date and then, to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct, and (ii) if the ABL Lender shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Noteholder Agent in accordance with the terms of Section 4.1.

(c)          To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Secured Parties shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

SECTION 5. Insolvency Proceedings.

5.1           Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim or statement of interest in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion, claim, adversary proceeding or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, including any claims secured by the Notes Priority Collateral or the ABL Priority Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.2           Financing Matters.

(a)          If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the ABL Obligations Payment Date, and if the ABL Lender desires to consent (or not object) to the use of cash collateral under the Bankruptcy Code (or similar bankruptcy law) that represents proceeds of ABL Priority Collateral or to provide financing to any Loan Party under the Bankruptcy Code (or similar bankruptcy law) or to consent (or not object) to the provision of such financing to any Loan Party secured by a Lien on any ABL Priority Collateral (any such financing, “ABL DIP Financing”), then, so long as (1) the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such ABL DIP Financing, together with the principal amount of ABL Obligations outstanding at such time (after giving effect to the application of the proceeds of any ABL DIP Financing to refinance all or any portion of the ABL Obligations) may not exceed the principal amount of $35,000,000, (2) subject to clause (A) of this subparagraph (a), the Noteholder Agent retains a Lien on all ABL Priority Collateral with the same priority as existed prior to the commencement of the Insolvency Proceeding, (3) to the extent that the ABL Lender is granted adequate protection in the form of a Lien on Collateral, the Noteholder Agent is permitted to seek a Lien on such additional Collateral as existed prior to the commencement of the Insolvency Proceeding, (4) the terms of such ABL DIP Financing do not require Holdings or any other Loan Party to seek approval for any plan of reorganization that is inconsistent with this Agreement, and (5) the terms of such ABL DIP Financing do not require any Indenture Secured Parties to advance additional funds pursuant to such ABL DIP Financing, the Noteholder Agent agrees, on behalf of itself and the other Indenture Secured Parties, that each Indenture Secured Party (A) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Noteholder Agent’s Lien on the Notes Collateral to secure the Indenture Obligations or on any other grounds and (B) if requested by the ABL Lender, will subordinate (and will be deemed hereunder to have subordinated) the Indenture Liens on any ABL Priority Collateral (i) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the ABL Lender and (iii) to any “carve-out” agreed to by the ABL Lender, so long as (x) the Noteholder Agent retains its Lien on the Notes Collateral to secure the Indenture Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Notes Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Noteholder Agent on the Notes Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Lender securing the ABL Obligations on ABL Priority Collateral and (z) if the ABL Lender receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Notes Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Notes Priority Collateral (the “Note Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Noteholder Agent on the Notes Priority Collateral and (2) the ABL Lender shall request in its ABL DIP Financing motion that the Noteholder Agent also receive a replacement or adequate protection Lien on such Note Post-Petition Assets of the debtor to secure the Indenture Obligations. In no event will the ABL Lender seek to obtain a priming Lien on any of the Notes Priority Collateral and nothing contained herein shall be deemed to be a consent by Indenture Secured Parties to any adequate protection payments using Notes Priority Collateral.

(b)          If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Indenture Obligations Payment Date, and if the Noteholder Agent or the other Indenture Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code (or similar bankruptcy law) that represents proceeds of Notes Collateral or to provide financing to any Loan Party under the Bankruptcy Code (or similar bankruptcy law) or to consent (or not object) to the provision of such financing to any Loan Party secured by a Lien on any Notes Priority Collateral (any such financing, “Notes DIP Financing”), then so long as (1) subject to clause (A) of this subparagraph (b), the ABL Lender retains a Lien on all Notes Priority Collateral with the same priority as existed prior to the commencement of the Insolvency Proceeding, (2) to the extent that the Noteholder Agent is granted adequate protection in the form of a Lien on Collateral, the ABL Lender is permitted to seek a Lien on such additional Collateral as existed prior to the commencement of the Insolvency Proceeding, (3) the terms of such Notes DIP Financing do not require Holdings or any other Loan Party to seek approval for any plan of reorganization that is inconsistent with this Agreement, and (4) the terms of such Notes DIP Financing do not require the ABL Lender to advance additional funds pursuant to such Notes DIP Financing, the ABL Lender agrees that the ABL Lender (A) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Notes DIP Financing on the grounds of a failure to provide “adequate protection” for the ABL Lender’s Lien on the ABL Collateral to secure the ABL Obligations or on any other grounds. and (B) if requested by the Noteholder Agent, will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on any Notes Priority Collateral (i) to such Notes DIP Financing on the same terms as the Indenture Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Indenture Secured Parties and (iii) to any “carve-out” agreed to by the Noteholder Agent or the other Indenture Secured Parties, so long as (x) the ABL Lender retains its Lien on the ABL Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Notes DIP Financing is junior and subordinate to the Lien of the ABL Lender on the ABL Priority Collateral, (y) all Liens on Notes Priority Collateral securing any such Notes DIP Financing shall be senior to or on a parity with the Liens of the Noteholder Agent and the Noteholders securing the Indenture Obligations on Notes Priority Collateral and (z) if the Noteholder Agent receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Indenture Obligations, and such replacement or adequate protection Lien is on any of the ABL Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the ABL Priority Collateral (the “ABL Post-Petition Assets”) is junior and subordinate to the Lien in favor of the ABL Lender on the ABL Priority Collateral and (2) the Noteholder Agent shall request in its Notes DIP Financing motion that the ABL Lender also receive a replacement or adequate protection Lien on such ABL Post-Petition Assets of the debtor to secure the ABL Obligations. In no event will any of the Indenture Secured Parties seek to obtain a priming Lien on any of the ABL Priority Collateral, and nothing contained herein shall be deemed to be a consent by the ABL Lender to any adequate protection payments using ABL Priority Collateral.

(c)          All Liens granted to the Noteholder Agent or the ABL Lender in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3           Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Noteholder Agent agrees, on behalf of itself and the other Indenture Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Lender, unless the ABL Lender already has filed a pending motion for such relief with respect to its interest in the ABL Priority Collateral and a corresponding motion must be filed solely for the purpose of preserving the Noteholder Agent’s ability to receive residual distributions. Until the Indenture Obligations Payment Date, the ABL Lender agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Notes Priority Collateral, without the prior written consent of the Noteholder Agent, unless the Noteholder Agent already has filed a pending motion for such relief with respect to its interest in the Notes Priority Collateral and a corresponding motion must be filed solely for the purpose of preserving the ABL Lender’s ability to receive residual distributions.

5.4           No Contest. The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) any request for relief from the automatic stay with respect to the Senior Collateral, or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

5.5           Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6           Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties, free and clear of the Junior Liens so long (a) the requisite Senior Secured Parties have consented to such sale or other disposition of such assets, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Junior Secured Parties under Section 363(k) of the Bankruptcy Code (so long as the right of the Junior Secured Parties to offset their claim against the purchase price is only after the Senior Obligations (other than, with respect to the ABL Obligations, the Excess ABL Obligations) have been paid in full in cash), (c) either (i) pursuant to court order, the Junior Liens attach to the net proceeds of the sale or other disposition with the same priority and validity as the Junior Liens on such Senior Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the proceeds of the sale or other disposition are applied in accordance with Section 4.1(a), (d) such sale or disposition is not in contravention of the terms of this Agreement and (e) the net cash proceeds of the sale or other disposition that are applied to Senior Obligations permanently reduce the Senior Obligations (and, in respect of the ABL Obligations, the ABL Obligations Cap shall be reduced by an amount equal to such net cash proceeds) to the extent provided in Section 4.1(a). The foregoing to the contrary notwithstanding, the Junior Secured Parties may raise any objections to any sale or disposition of the Senior Collateral that could be raised by a creditor of the Loan Parties whose claims are not secured by Liens on the Senior Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, the Junior Secured Parties may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to the Junior Secured Parties in respect of the Senior Collateral).

5.7           Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8           Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, including, without limitation, the Lien priorities set forth in Section 2, shall be effective before, during and after the commencement of an Insolvency Proceeding.

5.9           Certain Waivers. Each of the ABL Lender and the Noteholder Agent, for itself and on behalf of the Indenture Secured Parties, waives any claim it may hereafter have against any other Secured Party arising out of (a) the election by such Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other applicable law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral or otherwise in any Insolvency Proceeding, in each case, to the extent consistent with the terms of this Agreement.

SECTION 6. Indenture Documents and ABL Documents.

6.1           Amendments of Indenture Documents. Each Loan Party and the Noteholder Agent, on behalf of itself and the Indenture Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Indenture Documents inconsistent with or in violation of this Agreement.

6.2           Amendments of ABL Documents. Each Loan Party and the ABL Lender agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents inconsistent with or in violation of this Agreement.

6.3           Comparable Amendments. In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Loan Documents shall be made without the prior written consent of the Junior Representative and (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Purchase Option.

7.1           Notice of Exercise. Upon the occurrence and during the continuance of a Triggering Event, (a) the ABL Lender shall endeavor to promptly give notice thereof to the Noteholder Agent, and (b) the Indenture Secured Parties, acting as a single group, through the Noteholder Agent, shall have the option for a period of twenty (20) business days (or an unlimited number of days in the case of a Triggering Event of the type described in clause (v) of the definition thereof), after the earlier of receipt of such notice or Noteholder Agent’s knowledge of the occurrence of the Triggering Event, to issue a notice to the ABL Lender of the Indenture Secured Parties intent to purchase all of the ABL Obligations from the ABL Lender. Such notice to the ABL Lender from the Noteholder Agent on behalf of such Indenture Secured Parties shall be irrevocable. The failure of the ABL Lender to provide the notice described in subsection (a) above shall not constitute a breach of its obligations hereunder and shall not impair any of the ABL Lender’s rights hereunder or under any of the ABL Documents. Notwithstanding anything to the contrary in this Agreement, the occurrence of a Triggering Event or the delivery of any notice under this Section 7.1, shall not prevent, postpone, or otherwise effect the right of the ABL Lender to exercise any rights or remedies permitted under this Agreement, including, without limitation, the commencement or continuation of any Enforcement Action.

7.2           Purchase and Sale. On the date specified by the relevant Indenture Secured Parties in the notice contemplated by Section 7.1(b) (which shall not be less than 5 Business Days, nor more than 10 Business Days, after the receipt by the ABL Lender of the notice of the relevant Indenture Secured Parties’ election to exercise such option), the ABL Lender shall sell to the relevant Indenture Secured Parties, and the relevant Indenture Secured Parties shall purchase from the ABL Lender, the ABL Obligations (other than the Excess ABL Obligations) on an as-is, where-is basis; provided that, the ABL Lender shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.

7.3           Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Indenture Secured Parties shall (i) pay to the ABL Lender as the purchase price therefor the full amount of all the ABL Obligations (other than the Excess ABL Obligations) then outstanding and unpaid (including principal, interest, fees (including facility fees, but excluding fees that become due solely as a result of the prepayment of the ABL Obligations or the early termination of the ABL Credit Agreement), and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses)), (ii) furnish cash collateral in an amount equal to 105% of the face amount of the issued and outstanding letters of credit secured by the ABL Documents, (iii) agree to reimburse the ABL Lender and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Lender has not yet received final payment, (iv) agree to reimburse the ABL Lender and letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents as to matters or circumstances known to the ABL Lender at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Lender or letter of credit issuing banks, as applicable, and (v) agree to indemnify and hold harmless the ABL Lender and letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations as a direct result of any acts by the ABL Lender occurring prior to the date of such purchase to the extent such acts comply with the applicable standard of care (if any) set forth for such actions in the ABL Credit Agreement. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the ABL Lender may designate in writing for such purpose.

7.4           Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the ABL Lender and without recourse of any kind, and the Indenture Secured Parties shall assume all obligations of ABL Lender under the ABL Documents and indemnify ABL Lender for any breach thereof, all in accordance with assignment documentation in form and substance acceptable to ABL Lender, except that the ABL Lender shall represent and warrant that the ABL Lender owns the ABL Obligations free and clear of any Liens or encumbrances created by it.

7.5           Excess ABL Obligations. In the event that any one or more Indenture Secured Parties exercises and consummates the purchase option set forth in this Section 7 and at the time of such purchase, there exists Excess ABL Obligations, the consummation of such purchase option shall not include (nor shall the purchase price be calculated with respect to) such Excess ABL Obligations (such amount, the “Retained Interest”).

7.6           Retained Interest. In the event that a Retained Interest exists, the ABL Lender shall, at the request of the purchasing Indenture Secured Parties, execute an amendment to the ABL Agreement acknowledging that such Retained Interest consisting of Excess ABL Obligations is a last-out tranche, payable after the ABL Obligations Payment Date and the Indenture Obligations Payment Date. Interest with respect to such Retained Interest consisting of Excess ABL Obligations shall continue to accrue and be payable in accordance with the terms of the ABL Documents, the Retained Interest shall continue to be secured by the Collateral (but shall be junior and subordinate to all Liens on the Collateral in favor of the Noteholder Agent), and the Retained Interest shall be paid (or cash collateralized, as applicable) in accordance with the terms of the ABL Agreement and this Agreement. The ABL Lender shall continue to have all of its rights and remedies under the ABL Agreement and the other ABL Documents; provided that the ABL Lender shall have no right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any Indenture Document except that the consent of the ABL Lender shall be required for matters in contravention of the provisions and priorities set forth in this Agreement.

SECTION 8. Reliance; Waivers; etc.

8.1           Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Noteholder Agent, on behalf of it itself and the other Indenture Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Lender. The Indenture Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Lender expressly waives all notices of the acceptance of and reliance on this Agreement by the Noteholder Agent and the other Indenture Secured Parties.

8.2           No Warranties or Liability. The Noteholder Agent and the ABL Lender acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Indenture Document. Except as otherwise provided in this Agreement, the Noteholder Agent and the ABL Lender will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3           No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the Indenture Documents.

SECTION 9. Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)          any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b)          any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)          any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)          the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)          any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10. Miscellaneous.

10.1         Rights of Subrogation. The Noteholder Agent, for and on behalf of itself and the Indenture Secured Parties, agrees that no payment to the ABL Lender pursuant to the provisions of this Agreement shall entitle the Noteholder Agent or any Indenture Secured Party to exercise any rights of subrogation in respect thereof until the ABL Obligations Payment Date. Following the ABL Obligations Payment Date, the ABL Lender agrees to execute such documents, agreements, and instruments as the Noteholder Agent or any Indenture Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Lender by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Lender are paid by such Person upon request for payment thereof. The ABL Lender agrees that no payment to the Noteholder Agent or any Indenture Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Lender to exercise any rights of subrogation in respect thereof until the Indenture Obligations Payment Date. Following the Indenture Obligations Payment Date, the Noteholder Agent agrees to execute such documents, agreements, and instruments as the ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Indenture Obligations resulting from payments to the Noteholder Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Noteholder Agent are paid by such Person upon request for payment thereof.

10.2         Further Assurances. Each of the Noteholder Agent and the ABL Lender will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Lender or the Noteholder Agent to exercise and enforce its rights and remedies hereunder; provided that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3         Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Indenture Document, the provisions of this Agreement shall govern.

10.4         Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of (i) the ABL Obligations Payment Date and (ii) the Indenture Obligations Payment Date. This is a continuing agreement and the ABL Lender and the Indenture Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

10.5         Amendments; Waivers.

(a)          No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Lender and the Noteholder Agent. A copy of any amendment or modification shall be promptly provided to the Borrower.

(b)          It is understood that the ABL Lender and the Noteholder Agent, without the consent of any other Indenture Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations or Indenture Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Indenture Obligations; provided, that such Additional Debt is permitted to be incurred by this Agreement, the ABL Agreement and the Indenture Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Obligations or Indenture Obligations, as applicable.

10.6         Information Concerning Financial Condition of the Loan Parties. Each of the Noteholder Agent and the ABL Lender hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Indenture Obligations. The Noteholder Agent and the ABL Lender hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the ABL Documents and Indenture Documents). In the event the Noteholder Agent or the ABL Lender, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7         Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

10.8         CONSENT TO JURISDICTION; JURY TRIAL WAIVER.

(A)         EACH REPRESENTATIVE HEREBY AGREES THAT ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST IT ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE ABL LENDER AND THE NOTEHOLDER AGENT, FOR ITSELF AND FOR THE OTHER INDENTURE SECURED PARTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE REPRESENTATIVE AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.9 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH REPRESENTATIVE IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT EACH OF THE ABL LENDER AND EACH INDENTURE SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(B)         EACH REPRESENTATIVE HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.9. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST SUCH REPRESENTATIVE IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

(C)         EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.8(C) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9         Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be, in the case of the ABL Lender or the Noteholder Agent, as set forth below such Person’s name on the signature pages hereof, or, in the case of any Loan Party, on the signature page to the Acknowledgment attached as Annex 1, or such other address as may be designated by such Person in a written notice to all of the other parties.

10.10         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Lender and Indenture Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11         Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13         Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent the ABL Lender or any Indenture Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Indenture Documents, as applicable, or to demand payment under any Guarantee in respect thereof.

10.14         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15         Additional Loan Parties. The Borrower shall cause each Person that becomes a Loan Party after the date hereof to acknowledge this Agreement by execution and delivery by such Person of an Acknowledgment in the form of Annex 1.

10.16         Bailment. Each Senior Representative agrees that if it shall at any time hold in its possession or control any Common Collateral, such Senior Representative shall, solely for the purpose of perfecting the Junior Liens granted under the Junior Documents and subject to the terms and conditions of this Section 10.16, also hold and/or maintain control of such Common Collateral as gratuitous bailee for and representative (as defined in Section 1-201(35) of the UCC) of the Junior Representative. The Senior Representative, until the ABL Obligations Payment Date or the Indenture Obligations Payment Date, as applicable, shall be entitled to deal with such Common Collateral in accordance with the terms of this Agreement and the other Loan Documents as if the Junior Lien did not exist. Without limiting the foregoing, the Senior Representative shall have no obligation or responsibility to ensure that any Common Collateral is genuine or owned by any of the Loan Parties. No Senior Representative shall, by reason of this Agreement, any other Security Document or any other agreement, document or instrument, have a fiduciary relationship in respect of any other Secured Party. After the ABL Obligations Payment Date or the Indenture Obligations Payment Date, as applicable, the Senior Representative shall transfer the possession and control of such Common Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Junior Obligations are outstanding at such time, to the Junior Representative, and (ii) if no Junior Obligations are outstanding at such time, to the applicable Loan Party, in each case so as to allow such person to obtain possession and control of such Common Collateral.

10.17         Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the Senior Obligations previously made shall be rescinded for any reason whatsoever, then such Senior Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Secured Parties provided for herein. In addition, each Representative further agrees that if, at any time, all or part of any payment with respect to any Senior Obligations secured by any Senior Collateral previously made shall be rescinded for any reason whatsoever, such Representative will promptly pay over to the other Representative any payment received by it in respect of any such Senior Collateral that is still in such Representative’s possession and shall promptly turn any such Senior Collateral then held by it over to the other Representative, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of the applicable Senior Obligations.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Lender

By:
Name: James B. Fisher
Title: Authorized Signatory

Address for Notices:

Wells Fargo Bank, National Association
1300 SW Fifth Avenue, 6th Floor
Portland, OR 97201
MAC P6101-068
Attn: SAExploration Relationship Manager
Fax No. (877) 518-9602
Email: michael.white@wellsfargo.com

With a copy to (which shall not constitute notice):

Lane Powell PC
1420 Fifth Avenue, Suite 4200
P.O. Box 91302
Seattle, WA 98111-9402
Attention: Gregory R. Fox
Email: foxg@lanepowell.com
Facsimile: (206) 223-7107

INTERCREDITOR AGREEMENT

NOTEHOLDER AGENT:	U.S. BANK NATIONAL ASSOCIATION, as Noteholder Agent for and on behalf of the Indenture Secured Parties

By:
Name: Steven A. Finklea
Title: Vice President

Address for Notices:

5555 San Felipe Street, Suite 1150
Houston, Texas 77056
Attention: Mauri J. Cowen
Email: mauri.cowen@usbank.com
Facsimile: (713) 235-9213

With a copy to (which shall not constitute notice):

Thompson & Knight LLP
333 Clay St., Suite 3300
Houston, Texas 77002
Attention: Cassandra G. Mott
Email: cassandra.mott@tklaw.com
Facsimile: (832) 397-8012

INTERCREDITOR AGREEMENT

ANNEX 1

ACKNOWLEDGMENT

The undersigned hereby acknowledge and consent to the foregoing Intercreditor Agreement, dated as of November 6, 2014 (as in effect on the date hereof, the “Intercreditor Agreement”), by and between Wells Fargo Bank, National Association, as ABL Lender, and U.S. Bank National Association, as Noteholder Agent. Unless otherwise defined in this Acknowledgement, terms defined in the Intercreditor Agreement have the same meanings when used in this Acknowledgement.

Each Loan Party agrees to be bound by the Intercreditor Agreement and agrees that it will, together with its successors and assigns, recognize all rights granted pursuant to the Intercreditor Agreement to each Representative and each Class of Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Intercreditor Agreement.

Each Loan Party agrees that any Representative holding Collateral does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Representative upon request therefor any such Collateral, after all obligations and indebtedness of each of undersigned to the bailee Representative and the Secured Parties for which it acts have been fully paid and performed.

Each Loan Party further acknowledges and agrees that (i) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement or under any amendment thereto, (ii) in the event of a breach by any Loan Party that is continuing of any of the terms and provisions contained in the foregoing Intercreditor Agreement, such a breach shall constitute an “Event of Default” as defined in and under the ABL Agreement, (iii) it will execute and deliver such additional documents and take such additional actions as may be necessary or desirable in the opinion of any Representative to effectuate the provisions and purposes of the foregoing Intercreditor Agreement and (iv) the Intercreditor Agreement may be amended or supplemented from time to time without notice to, or the consent of, any Loan Party so long as such amendment or supplement does not impose any additional obligations on such Loan Party.

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ANNEX 1 - ACKNOWLEDGMENT

SAEXPLORATION, INC.

By:
Name: Brent Whiteley
Title: Chief Financial Officer

SAEXPLORATION HOLDINGS, INC.

By:
Name: Brent Whiteley
Title: Chief Financial Officer

SAEXPLORATION SUB, INC.

By:
Name: Brent Whiteley
Title: Chief Financial Officer

SAExploration Seismic Services (US), LLC

By:
Name: Brent Whiteley
Title: Chief Financial Officer

NES, LLC

By:
Name: Brent Whiteley
Title: Chief Financial Officer

Address for Notices:
1160 Dairy Ashford, Suite 160
Houston, Texas 77079
Attention: Chief Financial Officer
Email: bwhiteley@saexploration.com
Facsimile: (281)258-4418

INTERCREDITOR AGREEMENT